Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Second Quarter 2022

DALLAS — (BUSINESS WIRE) July 21, 2022 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the second quarter of 2022. Hilltop produced income to common stockholders of $33.3 million, or $0.45 per diluted share, for the second quarter of 2022, compared to $99.1 million, or $1.21 per diluted share, for the second quarter of 2021. Hilltop’s financial results for the second quarter of 2022 reflect a significant decrease in year-over-year mortgage origination segment net gains from sales of loans and other mortgage production income and an increase in the banking segment’s provision for credit losses due to a deteriorating U.S. economic outlook.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.15 per common share payable on August 26, 2022, to all common stockholders of record as of the close of business on August 12, 2022. Additionally, during the second quarter of 2022, Hilltop paid $442.3 million to repurchase approximately 14.87 million shares of its common stock at a price of $29.75 per share pursuant to the tender offer completed in May 2022. These shares were returned to the pool of authorized but unissued shares of common stock. As a result of share repurchases during 2022, Hilltop has no further available share repurchase capacity associated with its previously authorized stock repurchase program.

Identified headwinds during 2022, including tight housing inventories on mortgage volumes, declining deposit balances, increases in market interest rates, and uncertainties related to inflationary pressures on expenses, coupled with a declining economic forecast, rapid increases in the 10-year U.S. treasury bond yield and mortgage interest rates, and exposure to increasing funding costs during the first half of 2022 have had, and are expected to continue to have, an adverse impact on our operating results during the remainder of 2022. The COVID-19 pandemic may also continue to adversely impact financial markets and overall economic conditions. The extent of the impact of the pandemic on our operational and financial performance for the remainder of 2022 remains uncertain.

Jeremy B. Ford, President and CEO of Hilltop, said “Our second quarter results demonstrate again the value of the Hilltop business model, despite a challenging economic environment. PlainsCapital Bank performed well with another quarter of solid loan growth and healthy credit metrics across the loan portfolio. Additionally, the Bank realized net interest margin expansion as it prudently manages deposit costs and captures the benefits of the rising rate environment. PrimeLending and HilltopSecurities experienced a continuation of the challenging market faced in the first quarter with elevated and volatile interest rates paired with lower demand for new home purchases. Importantly, both PrimeLending and HilltopSecurities were profitable during these challenging times as a result of strong expense disclipline and experienced management teams.

“We were also pleased to return meaningful capital to stockholders through a successful tender offer in May. This transaction demonstrates our conviction in the long-term strategy of Hilltop, as we bought back almost 19% of the outstanding shares while still retaining excess capital for future growth.”

Second Quarter 2022 Highlights for Hilltop:

●	The provision for credit losses was $5.3 million during the second quarter of 2022, compared to a provision for credit losses of $0.1 million in the first quarter of 2022 and a reversal of credit losses of $28.7 million in the second quarter of 2021;
o	The provision for credit losses during the second quarter of 2022 primarily reflected an increase in the expected lifetime credit losses under CECL on collectively evaluated loans within the portfolio attributable to a deteriorating U.S. economic outlook since the prior quarter, partially offset by decreases in specific reserves and positive risk rating grade migration.

●	For the second quarter of 2022, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within our mortgage origination segment was $139.9 million, compared to $241.8 million in the second quarter of 2021, a 42.1% decrease;
o	Mortgage loan origination production volume was $3.8 billion during the second quarter of 2022, compared to $5.9 billion in the second quarter of 2021;
o	Net gains from mortgage loans sold to third parties decreased to 260 basis points during the second quarter of 2022, compared to 321 basis points in the first quarter of 2022.
●	Hilltop’s consolidated annualized return on average assets and return on average equity for the second quarter of 2022 were 0.80% and 5.82%, respectively, compared to 2.29% and 16.42%, respectively, for the second quarter of 2021;
●	Hilltop’s book value per common share increased to $31.43 at June 30, 2022, compared to $31.02 at March 31, 2022;
●	Hilltop’s total assets were $16.7 billion and $18.4 billion at June 30, 2022 and March 31, 2022, respectively;
●	Loans[1], net of allowance for credit losses, increased to $7.4 billion at June 30, 2022 compared to $7.2 billion at March 31, 2022;
●	Non-performing loans were $35.7 million, or 0.38% of total loans, at June 30, 2022, compared to $44.3 million, or 0.47% of total loans, at March 31, 2022;
●	Loans held for sale decreased by 9.3% from March 31, 2022 to $1.5 billion at June 30, 2022;
●	Total deposits were $11.9 billion and $12.7 billion at June 30, 2022 and March 31, 2022, respectively;
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 10.53% and a Common Equity Tier 1 Capital Ratio of 17.24% at June 30, 2022;
●	Hilltop’s consolidated net interest margin[4] increased to 2.75% for the second quarter of 2022, compared to 2.36% in the first quarter of 2022;
o	Includes previously deferred interest income of $1.3 million during the second quarter of 2022 related to PPP loan-related origination fees, compared to $5.4 million in the second quarter of 2021.
●	For the second quarter of 2022, noninterest income was $239.3 million, compared to $339.9 million in the second quarter of 2021, a 29.6% decrease;
●	For the second quarter 2022, noninterest expense was $298.5 million, compared to $343.4 million in the second quarter of 2021, a 13.1% decrease; and
●	Hilltop’s effective tax rate was 25.6% during the second quarter of 2022, compared to 23.5% during the same period in 2021.
o	The effective tax rate for the second quarter of 2022 was higher than the applicable statutory rate primarily due to the impact of non-deductible compensation expense and other permanent adjustments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $462.4 million and $506.2 million at June 30, 2022 and March 31, 2022, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's)	2022	2022	2021	2021	2021
Cash and due from banks	$1,783,554	$2,886,812	$2,823,138	$2,463,111	$1,372,818
Federal funds sold	381	383	385	406	387
Assets segregated for regulatory purposes	120,816	128,408	221,740	269,506	207,284
Securities purchased under agreements to resell	139,929	256,991	118,262	155,908	202,638
Securities:
Trading, at fair value	593,273	471,763	647,998	609,813	682,483
Available for sale, at fair value, net	1,562,222	1,462,340	2,130,568	1,994,183	1,817,807
Held to maturity, at amortized cost, net	920,583	953,107	267,684	277,419	288,776
Equity, at fair value	197	225	250	221	193
	3,076,275	2,887,435	3,046,500	2,881,636	2,789,259
Loans held for sale	1,491,579	1,643,994	1,878,190	2,108,878	2,885,458
Loans held for investment, net of unearned income	7,930,619	7,797,903	7,879,904	7,552,926	7,645,227
Allowance for credit losses	(95,298)	(91,185)	(91,352)	(109,512)	(115,269)
Loans held for investment, net	7,835,321	7,706,718	7,788,552	7,443,414	7,529,958

Broker-dealer and clearing organization receivables	1,049,830	1,610,352	1,672,946	1,419,652	1,403,447
Premises and equipment, net	195,361	198,906	204,438	210,026	212,402
Operating lease right-of-use assets	106,806	108,180	112,328	115,942	115,698
Mortgage servicing assets	121,688	100,475	86,990	110,931	124,497
Other assets	513,570	546,622	452,880	526,339	535,536
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	13,182	14,233	15,284	16,455	17,705
Total assets	$16,715,739	$18,356,956	$18,689,080	$17,989,651	$17,664,534

Deposits:
Noninterest-bearing	$4,601,643	$4,694,592	$4,577,183	$4,433,148	$4,231,082
Interest-bearing	7,319,143	7,972,110	8,240,894	7,699,014	7,502,703
Total deposits	11,920,786	12,666,702	12,818,077	12,132,162	11,733,785
Broker-dealer and clearing organization payables	934,818	1,397,836	1,477,300	1,496,923	1,439,620
Short-term borrowings	822,649	835,054	859,444	747,040	915,919
Securities sold, not yet purchased, at fair value	135,968	97,629	96,586	113,064	132,950
Notes payable	389,722	395,479	387,904	395,804	396,653
Operating lease liabilities	124,406	125,919	130,960	134,296	134,019
Junior subordinated debentures	—	—	—	—	67,012
Other liabilities	329,987	347,742	369,606	468,020	348,200
Total liabilities	14,658,336	15,866,361	16,139,877	15,487,309	15,168,158

Common stock	646	794	790	790	812
Additional paid-in capital	1,039,261	1,275,649	1,274,446	1,270,272	1,302,439
Accumulated other comprehensive income (loss)	(95,279)	(80,565)	(10,219)	367	7,093
Retained earnings	1,085,208	1,267,415	1,257,014	1,204,307	1,159,304
Deferred compensation employee stock trust, net	695	744	752	751	754
Employee stock trust	(954)	(104)	(115)	(116)	(121)
Total Hilltop stockholders' equity	2,029,577	2,463,933	2,522,668	2,476,371	2,470,281
Noncontrolling interests	27,826	26,662	26,535	25,971	26,095
Total stockholders' equity	2,057,403	2,490,595	2,549,203	2,502,342	2,496,376
Total liabilities & stockholders' equity	$16,715,739	$18,356,956	$18,689,080	$17,989,651	$17,664,534

	Three Months Ended
Consolidated Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's, except per share data)	2022	2022	2021	2021	2021
Interest income:
Loans, including fees	$98,728	$90,408	$96,104	$99,769	$104,162
Securities borrowed	10,498	8,817	8,524	8,585	15,586
Securities:
Taxable	17,288	15,581	13,916	12,341	11,125
Tax-exempt	2,141	2,419	2,639	2,687	2,338
Other	6,478	2,312	1,872	1,796	1,607
Total interest income	135,133	119,537	123,055	125,178	134,818

Interest expense:
Deposits	5,456	4,193	4,404	5,303	6,176
Securities loaned	8,512	7,472	6,624	6,519	12,345
Short-term borrowings	3,020	2,045	2,279	2,400	2,374
Notes payable	3,809	4,437	5,871	5,465	5,253
Junior subordinated debentures	—	—	—	419	577
Other	2,280	1,399	(417)	(18)	177
Total interest expense	23,077	19,546	18,761	20,088	26,902

Net interest income	112,056	99,991	104,294	105,090	107,916
Provision for (reversal of) credit losses	5,336	115	(18,565)	(5,819)	(28,720)
Net interest income after provision for (reversal of) credit losses	106,720	99,876	122,859	110,909	136,636

Noninterest income:
Net gains from sale of loans and other mortgage production income	97,543	110,894	156,103	203,152	199,625
Mortgage loan origination fees	42,378	32,062	35,930	38,780	42,146
Securities commissions and fees	34,757	37,146	32,801	34,412	38,300
Investment and securities advisory fees and commissions	32,002	29,705	42,834	49,646	32,268
Other	32,593	6,621	17,178	41,955	27,560
Total noninterest income	239,273	216,428	284,846	367,945	339,899

Noninterest expense:
Employees' compensation and benefits	205,327	200,019	229,717	258,679	248,486
Occupancy and equipment, net	24,231	24,766	25,741	25,428	25,004
Professional services	16,246	10,063	9,904	14,542	16,239
Other	52,739	51,502	56,832	56,525	53,639
Total noninterest expense	298,543	286,350	322,194	355,174	343,368

Income before income taxes	47,450	29,954	85,511	123,680	133,167
Income tax expense	12,127	5,815	20,715	28,257	31,234
Net income	35,323	24,139	64,796	95,423	101,933
Less: Net income attributable to noncontrolling interest	2,063	1,889	2,611	2,517	2,873
Income attributable to Hilltop	$33,260	$22,250	$62,185	$92,906	$99,060

Earnings per common share:
Basic	$0.45	$0.28	$0.79	$1.16	$1.21
Diluted	$0.45	$0.28	$0.78	$1.15	$1.21

Cash dividends declared per common share	$0.15	$0.15	$0.12	$0.12	$0.12

Weighted average shares outstanding:
Basic	73,693	79,114	78,933	80,109	81,663
Diluted	73,838	79,356	79,427	80,542	82,199

	Three Months Ended June 30, 2022
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$101,259	$12,578	$(1,291)	$(3,190)	$2,700	$112,056
Provision for (reversal of) credit losses	5,025	311	—	—	—	5,336
Noninterest income	12,467	87,651	140,082	2,080	(3,007)	239,273
Noninterest expense	57,331	90,817	133,169	17,561	(335)	298,543
Income (loss) before taxes	$51,370	$9,101	$5,622	$(18,671)	$28	$47,450

	Six Months Ended June 30, 2022
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$193,329	$24,096	$(3,127)	$(6,580)	$4,329	$212,047
Provision for (reversal of) credit losses	4,975	476	—	—	—	5,451
Noninterest income	25,237	148,341	283,276	3,846	(4,999)	455,701
Noninterest expense	115,761	171,464	268,027	30,354	(713)	584,893
Income (loss) before taxes	$97,830	$497	$12,122	$(33,088)	$43	$77,404

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Financial Data	2022	2022	2021	2021	2021

Hilltop Consolidated:
Return on average stockholders' equity	5.82%	3.60%	9.93%	14.96%	16.42%
Return on average assets	0.80%	0.53%	1.41%	2.13%	2.29%
Net interest margin (1)	2.75%	2.36%	2.44%	2.53%	2.62%
Net interest margin (taxable equivalent) (2):
As reported	2.76%	2.37%	2.45%	2.54%	2.63%
Impact of purchase accounting	8 bps	7 bps	12 bps	9 bps	16 bps
Book value per common share ($)	31.43	31.02	31.95	31.36	30.44
Shares outstanding, end of period (000's)	64,576	79,439	78,965	78,959	81,153
Dividend payout ratio (3)	33.33%	53.57%	15.19%	10.34%	9.92%

Banking Segment:
Net interest margin (1)	2.97%	2.65%	2.81%	2.99%	3.19%
Net interest margin (taxable equivalent) (2):
As reported	2.98%	2.65%	2.82%	3.00%	3.20%
Impact of purchase accounting	10 bps	8 bps	15 bps	11 bps	20 bps
Accretion of discount on loans ($000's)	3,011	2,510	4,716	3,221	6,001
Net recoveries (charge-offs) ($000's)	(1,223)	(282)	405	62	(510)
Return on average assets	1.09%	0.98%	1.44%	1.36%	1.91%
Fee income ratio	11.0%	12.2%	10.8%	10.5%	8.9%
Efficiency ratio	50.4%	55.7%	54.2%	48.8%	49.7%
Employees' compensation and benefits ($000's)	33,554	33,517	34,415	31,500	33,369

Broker-Dealer Segment:
Net revenue ($000's) (4)	100,229	72,209	94,569	126,570	94,145
Employees' compensation and benefits ($000's)	64,494	55,825	65,301	82,429	62,289
Variable compensation expense ($000's)	37,471	26,625	35,939	53,505	34,409
Compensation as a % of net revenue	64.3%	77.3%	69.1%	65.1%	66.2%
Pre-tax margin (5)	9.1%	(11.9)%	1.8%	13.8%	7.3%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,342,103	2,753,031	3,559,137	3,948,420	4,018,922
Refinancings	467,117	1,011,452	1,430,369	1,646,208	1,881,121
Total mortgage loan originations - volume	3,809,220	3,764,483	4,989,506	5,594,628	5,900,043
Mortgage loan sales - volume ($000's)	3,872,935	3,868,596	4,988,538	6,195,559	5,524,226
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	260	321	362	359	376
Impact of loans retained by banking segment	(7)	(9)	(15)	(13)	(12)
As reported	253	312	347	346	364
Mortgage servicing rights asset ($000's) (6)	121,688	100,475	86,990	110,931	124,497
Employees' compensation and benefits ($000's)	100,206	102,748	121,758	134,814	145,401
Variable compensation expense ($000's)	56,525	56,243	73,208	88,153	97,081

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.4 million, $0.5 million, $0.5 million, $0.6 million, and $0.4 million, respectively, for the periods presented and for the banking segment were $0.2 million for each of the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios	2022	2022	2021	2021	2021
Tier 1 capital (to average assets):
PlainsCapital	9.67%	9.74%	10.20%	10.02%	10.22%
Hilltop	10.53%	12.46%	12.58%	12.64%	12.87%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.65%	15.37%	16.00%	15.40%	15.00%
Hilltop	17.24%	21.27%	21.22%	21.28%	20.22%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.65%	15.37%	16.00%	15.40%	15.00%
Hilltop	17.24%	21.27%	21.22%	21.28%	20.82%
Total capital (to risk-weighted assets):
PlainsCapital	15.55%	16.18%	16.77%	16.32%	15.95%
Hilltop	19.90%	23.85%	23.75%	24.00%	23.48%

	June 30,	March 31,	December 31,	September 30,	June 30,
Non-Performing Assets Portfolio Data	2022	2022	2021	2021	2021
Loans accounted for on a non-accrual basis ($000's) (1):
Commercial real estate	4,947	6,153	6,601	5,705	7,211
Commercial and industrial	13,315	18,486	22,478	29,808	33,033
Construction and land development	1	1	2	366	474
1-4 family residential	16,542	18,723	21,123	25,255	27,100
Consumer	19	21	23	24	26
Broker-dealer	—	—	—	—	—
	34,824	43,384	50,227	61,158	67,844
Troubled debt restructurings included in accruing loans held for investment ($000's)	857	890	922	1,038	1,139
Non-performing loans ($000's)	35,681	44,274	51,149	62,196	68,983

Non-performing loans as a % of total loans	0.38%	0.47%	0.52%	0.64%	0.66%

Other real estate owned ($000's)	1,516	2,175	2,833	21,605	21,078

Other repossessed assets ($000's)	—	—	—	—	—

Non-performing assets ($000's)	37,197	46,449	53,982	83,801	90,061

Non-performing assets as a % of total assets	0.22%	0.25%	0.29%	0.47%	0.51%

Loans past due 90 days or more and still accruing ($000's) (2):	82,410	87,489	60,775	175,734	245,828

(1)	Loans accounted for on a non-accrual basis do not include COVID-19 related loan modifications through January 1, 2022. The Bank’s COVID-19 payment deferral programs since the second quarter of 2020 allowed for a deferral of principal and/or interest payments with such deferred principal payments due and payable on the maturity date of the existing loan. For the periods presented, the Bank’s actions through December 31, 2021 included approval of COVID-19 related loan modifications, resulting in active loan modifications of approximately $4 million, $17 million and $76 million as of December 31, 2021, September 30, 2021 and June 30, 2021, respectively.
(2)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended June 30,
	2022			2021
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,375,395	$14,302	4.16%	$2,450,897	$17,128	2.80%
Loans held for investment, gross (2)	7,838,090	84,426	4.32%	7,725,906	87,034	4.48%
Investment securities - taxable	2,779,458	17,288	2.49%	2,443,486	11,106	1.82%
Investment securities - non-taxable (3)	250,303	2,557	4.09%	320,685	2,731	3.41%
Federal funds sold and securities purchased under agreements to resell	193,851	481	1.00%	159,400	—	0.00%
Interest-bearing deposits in other financial institutions	2,602,154	4,984	0.77%	1,861,861	628	0.14%
Securities borrowed	1,273,368	10,498	3.26%	1,490,097	15,586	4.14%
Other	53,962	1,013	7.53%	49,579	994	8.04%
Interest-earning assets, gross (3)	16,366,581	135,549	3.32%	16,501,911	135,207	3.26%
Allowance for credit losses	(91,619)			(144,105)
Interest-earning assets, net	16,274,962			16,357,806
Noninterest-earning assets	1,516,266			1,475,422
Total assets	$17,791,228			$17,833,228

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,768,772	$5,456	0.28%	$7,740,066	$6,176	0.32%
Securities loaned	1,114,923	8,512	3.06%	1,411,961	12,345	3.51%
Notes payable and other borrowings	1,303,678	9,109	2.80%	1,271,609	8,381	2.64%
Total interest-bearing liabilities	10,187,373	23,077	0.91%	10,423,636	26,902	1.03%
Noninterest-bearing liabilities
Noninterest-bearing deposits	4,552,424			4,090,425
Other liabilities	731,635			872,916
Total liabilities	15,471,432			15,386,977
Stockholders’ equity	2,292,816			2,420,436
Noncontrolling interest	26,980			25,815
Total liabilities and stockholders' equity	$17,791,228			$17,833,228

Net interest income (3)		$112,472			$108,305
Net interest spread (3)			2.41%			2.23%
Net interest margin (3)			2.76%			2.63%

(1)	Information presented on a consolidated basis.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.4 million and $0.4 million for the three months ended June 30, 2022 and 2021, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, July 22, 2022. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review second quarter 2022 financial results. Interested parties can access the conference call by dialing 1-844-200-6205 (United States), 1-833-950-0062 (Canada) or 1-929-526-1599 (all other locations) and then using the access code 416063. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At June 30, 2022, Hilltop employed approximately 4,650 people and operated approximately 385 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “progressing,” “projects,” “seeks,” “should,” “target,” “view,” “well-tuned,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) the COVID-19 pandemic and the response of governmental authorities to the pandemic and disruptions in global or national supply chains, which have had, and may continue to have, an adverse impact on the global economy and our business operations and performance; (vi) transitions away from the London Interbank Offered Rate; and (vii) risks associated with concentration in real estate related loans. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.